CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 90 to the Registration Statement on Form N-1A of Trent Equity Fund and to the use of our report dated October 1, 1999 on the financial statements and financial highlights of Trent Equity Fund. Such financial statements and financial highlights appear in the 1999 Annual Report to Shareholders which is incorporated by reference in the Registration Statement.

                                            /s/Tait, Weller & Baker


                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
November 19, 1999